UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 5, 2011

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the Annual Meeting of Shareholders (the “Annual Meeting”) of iGATE Corporation (the “Company”) on May 5, 2011, the Company’s shareholders approved the iGATE Corporation 2011 Annual Incentive Compensation Plan (the “Plan”).

The purpose of the Plan is to provide for an incentive payout opportunity to executive management of the Company and its subsidiaries and affiliates, which may be earned upon the achievement of established performance goals. The Plan will enable the Company to pay compensation as “qualified performance-based compensation” for U.S. Federal tax purposes pursuant to Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the “Board”) or a subcommittee thereof (the “Committee”), consisting of “outside directors” as defined in Section 162(m). The Committee has full authority, in its discretion, to interpret the Plan, to prescribe such rules and procedures as it shall deem to be necessary and advisable for administration of the Plan and to select Plan participants (“Participants”).

Plan participation for a particular calendar year in which the Plan remains in effect (a “Plan Year”) is limited to persons who were officers of the Company or any subsidiary or affiliate thereof as of the first day of a performance period (defined under the Plan as the first day of each Plan Year and ending on the last day of such Plan Year) unless such person was hired during a performance period. A person hired during the performance period may become a Participant, in the discretion of the Committee, for such performance period on a pro-rata basis provided such person becomes a Participant not later than 90 days after the beginning of the performance period.

Each Participant under the Plan will be granted an incentive award by the Committee which may be expressed as a percentage of the Participant’s base salary or such other measure prescribed by the Committee and will be contingent upon the achievement of the relevant targets under the applicable performance goals established by the Committee. Incentive awards, performance goals and performance targets for a Participant will be established by the Committee within 90 days after the commencement of each performance period together with the manner in which the level of achievement will be calculated, including the weighting, if any, to be assigned if there are multiple targets.

The amount of a Participant’s incentive award earned for a Plan Year, if any, will be determined within two and one-half months following the end of the relevant performance period and certified in writing prior to payment. Incentive awards for a performance period will be paid on or before March 15th of the year following the end of the relevant performance period. Payment will be made in cash or in shares of the Company’s common stock from the Company’s 2006 Stock Incentive Plan or any successor plan, as amended from time to time, or any combination thereof, as determined by the Committee in its discretion. The Committee will have no discretion to modify any incentive award to increase the amount that would otherwise be due pursuant to the original terms of the initial award. The Plan provides that the Company may not pay amounts in excess of $3 million to any one Participant under the Plan in any one calendar year.

While the amounts payable under the Plan for 2011 cannot yet be determined as they are based on Company and Participant performance, on January 19, 2011, the Compensation Committee approved, subject to shareholder approval of the Plan, a target incentive award of $500,000 for Mr. Murthy for 2011, as previously disclosed.

Performance goals must be based upon one or more of the following objective performance measures expressed in either, or a combination of, absolute or relative values or rates of change and on a gross or net basis and relate to the Company or any of its subsidiaries, business units or departments: earnings per share, earnings per share growth, net income, net income growth, revenue growth, revenues, expenses, return on equity, return on total capital, return on assets, earnings (including EBITDA and EBIT), cash flow, operating cash flow, share price, economic value added, gross margin, operating income, market share or total shareholder return, new business, new customers, expense reduction, credit rating(s), strategic plan development and implementation, integration of acquired businesses, succession planning and implementation, new services and products, improvements in productivity, employee satisfaction and retention, customer satisfaction and retention, quality and innovation.

Except in the case of death or disability, a Participant whose employment with the Company and/or all subsidiaries and affiliates of the Company is terminated prior to the payment of an incentive award will forfeit all right to such unpaid incentive award. If a Participant dies or becomes disabled, within the meaning of Section 409A(a)(2)(C) of the Code, the Participant, or his or her estate, may, in the discretion of the Committee, be entitled to receive a pro-rata incentive award for the portion of the performance period during which the Participant was employed, provided that the applicable performance goals for such performance period are achieved. The Committee may determine that an incentive award will be forfeited and/or any value received from the award must be repaid to the Company if a Participant engages in conduct that is violative of any agreement with the Company, or engages in fraud or misconduct contributing to any financial restatements or irregularities.

All obligations for amounts earned but not yet paid under the Plan will survive any merger, consolidation or sale of all or substantially all of the Company’s or a subsidiary’s assets to any entity, and will be the liability of the successor to the merger or consolidation or the purchaser of such assets, unless otherwise agreed to by the parties to such transaction.

All incentive awards paid under the Plan will be subject to U.S. Federal income, FICA, and other tax withholding as required by applicable law and, to the extent permitted in the Company’s 2006 Stock Incentive Plan (or any successor plan) as amended from time to time, may be withheld in shares of the Company’s common stock otherwise distributable when payment of the incentive award is made in the form of shares of Company common stock.

The Board will have the right to amend or terminate the Plan at any time, provided that any termination will automatically end all of the outstanding performance periods and calculations will be made with respect to achievement of the performance goals for such performance periods for the purpose of determining whether any pro-rata incentive awards may be payable under the Plan.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 hereto (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 13, 2011) and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On May 5, 2011, at the Annual Meeting, the Company’s shareholders, upon the recommendation of the Board, approved and adopted proposals to amend and restate the Company’s Second Amended and Restated Articles of Incorporation (the “Articles”) to increase the number of authorized shares of common stock issuable under the Articles from 100,000,000 shares to 700,000,000 shares, to increase the maximum number of directors that may serve on the Board from nine (9) to fourteen (14) and to make certain other administrative and conforming changes. As a result, the Company filed its Third

Amended and Restated Articles of Incorporation with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on May 5, 2011. The Third Amended and Restated Articles of Incorporation became effective upon filing with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania.

The foregoing summary of the amendments to the Articles does not purport to be complete and is qualified in its entirety by reference to the Third Amended and Restated Articles of Incorporation.

A copy of the Third Amended and Restated Articles of Incorporation as filed with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on May 5, 2011 is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 5, 2011. The matters that were voted upon at the Annual Meeting, the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

Proposal 1. Election to the Board of two (2) Class C directors to serve for three-year terms:

Nominee	Votes For	Votes Withheld	Broker Non-Vote

Sunil Wadhwani	46,032,420	4,550,741	521,244

Goran Lindahl	49,475,888	1,107,273	521,244

Proposal 2. The removal of the conversion cap limitation to which the Company’s 8% Series B Preferred Stock is currently subject:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote

50,369,380	205,387	8,394	521,244

Proposal 3A. Amend and restate the Second Amended and Restated Articles of Incorporation to increase the number of shares of authorized common stock.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote

38,525,756	12,575,481	3,168	0

Proposal 3B. Amend and restate the Second Amended and Restated Articles of Incorporation to increase the maximum number of directors that may serve on the Board from nine (9) to fourteen (14).

Votes For	Votes Against	Votes Abstained	Broker Non-Vote

50,218,939	358,894	5,328	521,244

Proposal 4. To approve the iGATE Corporation 2011 Annual Incentive Compensation Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote

50,104,683	463,950	14,528	521,244

Proposal 5. To approve the performance measures for the performance-based awards under the iGATE Corporation 2006 Stock Incentive Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote

48,422,222	2,145,410	15,529	521,244

Proposal 6. Advisory vote on executive compensation.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote

50,238,926	330,799	13,436	521,244

Proposal 7. Advisory vote on the frequency of future advisory votes on executive compensation.

1 Year	2 Years	3 years	Votes Abstained	Broker Non-Vote

22,819,785	150,170	23,932,665	3,680,541	521,244

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

3.1	Third Amended and Restated Articles of Incorporation of iGATE Corporation, dated May 5, 2011.

10.1	iGATE Corporation 2011 Annual Incentive Compensation Plan (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 13, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Corporate Secretary

May 11, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Articles of Incorporation of iGATE Corporation, dated May 5, 2011.

10.1	iGATE Corporation 2011 Annual Incentive Compensation Plan (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 13, 2011).